SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report: June 26, 2007
(Date of earliest event reported)

eLEC COMMUNICATIONS CORP.
(Exact name of Registrant as specified in its charter)

New York
(State or other jurisdiction of incorporation)

0-4465	13-2511270
(Commission File No.)	(I.R.S. Employer
Identification No.)

75 South Broadway, Suite 302
White Plains, New York 10601
(Address of principal executive offices; zip code)

(914) 682-0214
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.
below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14-2(b) under the Exchange Act (17
CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13-4(e) under the Exchange Act (17
CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 2.01.	Completion of Acquisition or Disposition of Assets.

As previously reported on December 14, 2006, the Company entered into definitive purchase agreements (“Agreements”) to sell two wholly-owned subsidiaries that are operating as Competitive Local Exchange Carriers (“CLECs”), New Rochelle Telephone Corp.
and Telecarrier Services, Inc., to CYBD Acquisition, Inc. and CYBD Acquisition II, Inc., two
wholly-owned subsidiaries of Cyber Digital, Inc. (“Purchaser”), a publicly traded company. The
Company completed the sale of the CLECs on June 26, 2007, effective June 1, 2007.

Item 3.02.	Unregistered Sales of Equity Securities.

In conjunction with the disposition of assets set forth above under Item 2.01, the
Company sold 808,000 shares of its common stock, par value $0.10 per share, (“Common
Stock”) to Cyber Digital, Inc. for $275,000. The proceeds of the sale were used to retire the unpaid balance of a February 2005 note due to Laurus Master Fund, Ltd. The shares were not registered under the Securities Act of 1933, as amended, or any state securities laws due to exemptions from registration under the Securities Act pursuant to Section 4(2). No underwriting fees or commissions were paid by the Company in connection with such sale.

SECTION 8 – OTHER EVENTS

Item 8.01	Other Events.

On June 26, 2007, the Company issued a press release announcing the sale of two of its wholly owned subsidiaries, New Rochelle Telephones Corp. and Telecarrier Services, Inc. A
copy of the press release is attached hereto as Exhibit 99.1.

SECTION 9 – FINANCIAL STATEMENT AND EXHIBITS

Item 9.01		Financial Statements and Exhibits.

(b)	Pro Forma Financial Information

Pro forma financial information, if any, required by this item will be filed by amendment within the required time period from the date hereof.

(c)	Exhibits.

	Number	Documents

	99.1	Press release of eLEC Communications Corp. dated June 26, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

eLEC COMMUNICATIONS CORP.

Date:	July 2, 2007	By:	/s/ Paul H. Riss
Paul H. Riss
Chief Executive Officer

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Exhibit 99.1
For Immediate Release

eLEC Sells Legacy CLEC Businesses to Focus on
Opportunities with its Proprietary VoIP Solution

WHITE PLAINS, NY, June 26, 2007 – eLEC Communications Corp. (OTCBB: ELEC) today announced that it has closed on the sale of its two CLEC subsidiaries, New Rochelle Telephone Corp.
and Telecarrier Services, Inc., to subsidiaries of Cyber Digital, Inc. By divesting itself of its legacy public switched telephone network (PSTN) based assets, eLEC has transitioned itself to a pure Internet-
based calling provider via its wholly-owned subsidiary, VoX Communications Corp., which is located in
Celebration, Florida.

Paul Riss, CEO of eLEC, stated, “This divestiture transaction is significant to us in several ways. By selling our CLEC subsidiaries, we are now only a facilities-based IP carrier, instead of a landline reseller, and we now use exclusively our own IP technology, instead of renting someone else’s technology. We are pleased that we will be able to record a gain on the sale of the subsidiaries of approximately $1.5 million. In addition, as part of the transaction we sold 808,000 shares of our restricted stock at a price of
$0.34 per share to Cyber Digital in exchange for its assumption of an additional $275,000 in debt that we were obligated to pay in full on February 8, 2008. By selling the subsidiaries and fully retiring a note due in 2008, we have increased the equity section of our balance sheet by approximately $1.8 million.”

VoX’s President and CIO, Mark Richards, added, “We are very pleased to announce this sale, which has taken a long time to bring to fruition. This sale was always a significant step in our long-term strategic plan, as we eagerly transition out of the legacy PSTN businesses into the new age of facilities-based Web calling and IP services. We continue to be extremely confident in our strategic direction as VoX continues to emerge as a viable technology solution that our wholesale customers can rely on. We also are continuing to execute upon our strategic goal as a wholly-IP-based company by selling our own products on our own technology, which furnish a global reach for our services. In addition, we are continuing to attract large opportunities and have high expectations that we will be able to meet or exceed our goals. We believe VoX will emerge as a leader and not a follower in the wholesale VoIP and
IP services market and we remain very confident in our mission.”

About VoX Communications Corp.
VoX is a wholly-owned subsidiary of eLEC Communications Corp. (OTCBB:ELEC), which has received approval to change its name to Pervasip Corp. VoX provides an integrated suite of IP-
based communications services and offers wholesale broadband voice, origination and termination services for cable operators, carriers, ISPs, CLECs, resellers and other wireless and wireline operators, as well as enhanced VoIP telephone service to the small business and residential marketplace. For more information, visit www.voxcorp.net and www.pervasip.com.

This press release contains statements (such as projections regarding future performance) that are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995.
Actual results may differ materially from those projected as a result of certain risks and

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uncertainties, including but not limited to those detailed from time to time in the Company's filings with the Securities and Exchange Commission.

# # #

For more information, please contact:

Paul Riss
eLEC Communications
914-682-0214
phriss@elec.net

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